EXHIBIT 10.1
Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
EXCLUSIVE LICENSE AGREEMENT
by and between
MERCK SHARP & DOHME CORP.
and
TIGERCAT PHARMA, INC.
(and, for purposes of Sections 9.01 and11.02,
VELOCITY PHARMACEUTICAL HOLDINGS, LLC)

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXCLUSIVE LICENSE AGREEMENT
THIS EXCLUSIVE LICENSE AGREEMENT (this “Agreement”), dated as of December 21, 2012 (the “Effective Date”), is by and between MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of New Jersey (“Merck”), TIGERCAT PHARMA, INC., a corporation organized and existing under the laws of Delaware (“Tigercat”) and, for purposes of Sections 9.01 and 11.02 only, VELOCITY PHARMACEUTICAL HOLDINGS, LLC, a corporation organized and existing under the laws of Delaware (“VPH”). Merck and Tigercat are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
WHEREAS, Merck and its Affiliates (as defined herein) have discovered and developed the Licensed Compounds (as defined herein) and Merck is seeking a licensee to further develop and commercialize the Licensed Compounds; and WHEREAS, VPH has established Tigercat and intends to capitalize Tigercat as described in the Equity Agreements (as defined herein); and WHEREAS, Tigercat desires to develop and commercialize the Licensed Compounds with investment from VPH, as described herein, and with the development assistance of Velocity Pharmaceutical Development, LLC (“VPD”), as described herein; and WHEREAS, Merck and Tigercat desire to enter into a license arrangement whereby Tigercat will develop and commercialize Licensed Compound;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Merck, Tigercat and, as applicable, VPH hereby agree as follows:
ARTICLE I - DEFINITIONS
As used in this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:
1.01    “Affiliate” shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with a Party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control.
1.02    “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31, for so long as this Agreement is in effect.
1.03    “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31, for so long as this Agreement is in effect.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.04    “Commercialization” or “Commercialize” shall mean, with respect to Licensed Product, any and all activities directed to the marketing, promotion, distribution, offering for sale and selling of such product, importing and exporting such product for sale, and interacting with Regulatory Authorities regarding the foregoing.
1.05    “Compound Patent Rights” shall mean those patents and patent applications that as of the Effective Date are owned or controlled by Merck (and/or any of its Affiliates) and are listed on Schedule 1.24, that (A) have claims specifically covering the Licensed Compound or the Manufacture and/or use thereof; (B) are substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, certificates of invention, confirmations, re-examinations, extensions, supplementary protection certificates or the like, or the provisional applications of any such patents and patent applications; or (C) are foreign equivalents of any of the above.
1.06    “Development” or “Develop” shall mean all preclinical research and development activities and all clinical drug development activities, including, among other things: drug discovery, toxicology, formulation, statistical analysis and report writing, conducting clinical trials for the purpose of obtaining, supporting and maintaining Marketing Authorizations (including without limitation, post-marketing studies), and regulatory affairs related to all of the foregoing, including without limitation the filing of INDs and NDAs and all activities in support of such filings.
1.07    “Diligent Efforts” shall mean [***].
1.08    “Equity Agreements” shall mean (i) that certain Investors’ Rights Agreement by and among Tigercat, Merck and VPH and Velocity Pharmaceutical Development, LLC (“VPD”), (ii) that certain Series A Preferred Stock Purchase Agreement by and between Tigercat and VPH, (iii) that certain Voting Agreement by and among Tigercat, Merck, VPH, VPD and certain other stockholders, and (iv) that certain Common Stock Purchase Agreement by and between Tigercat and Merck.
1.09    “FDCA” shall mean the United States Federal Food Drug and Cosmetic Act and any successor acts thereto.
1.10    “Field” shall mean the use of any Licensed Compound or Licensed Product to treat, prevent, or diagnose any disease, disorder or condition in humans, excluding, however, the treatment or prevention of nausea or emesis (including without limitation chemotherapy-induced nausea and vomiting and postoperative nausea and vomiting).
1.11    “Good Clinical Practices” shall mean the then current Good Clinical Practices as such term is defined from time to time by the United States Food and Drug Administration (“FDA”) or other relevant Regulatory Authority having jurisdiction over the Development, Manufacture or Commercialization of a Licensed Product in the Territory pursuant to its regulations, guidelines or otherwise.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.12    “Good Laboratory Practices” shall mean the then current good laboratory practice regulations of the FDA as described in the United States Code of Federal Regulations (“CFR”) or any comparable corresponding foreign regulations or their respective successor regulations.
1.13    “Good Manufacturing Practices” shall mean the then current Good Manufacturing Practices as such term is defined from time to time by the FDA or other relevant Regulatory Authority having jurisdiction over the Development, Manufacture or Commercialization of a Licensed Product in the Territory pursuant to its regulations, guidelines or otherwise.
1.14    “IND” shall mean any investigational new drug application with respect to the Licensed Compounds filed with the FDA for commencing clinical trials in humans, or any comparable application filed with the Regulatory Authorities in a country other than the USA prior to commencing clinical trials in humans in that country, as well as all supplements or amendments filed with respect to such filings.
1.15    “Indication” shall mean a separate and distinct disease or medical condition in humans which a Licensed Product that is in clinical trials is intended to treat, prevent and/or diagnose and/or for which a Licensed Product has received Marketing Authorization.
1.16    “Initiation” shall mean, with respect to a clinical trial, the administration of the first dose to a patient in such clinical trial.
1.17    “Know-How” shall mean proprietary information and materials (whether patentable or not) relating to any Licensed Compound, any Licensed Product, a formulation, product improvement and/or Indication, or the Development or Manufacture or use of any of the foregoing, that are not in the public domain, including, without limitation, (a) ideas, discoveries, inventions, improvements, technology or trade secrets, (b) pharmaceutical, chemical and biological materials, products, components or compositions, (c) methods, procedures, formulas, processes, tests, assays, techniques, regulatory requirements and strategies, (d) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, Manufacturing and quality control data and information related thereto, (e) technical and non-technical data and other information related to the foregoing, (f) drawings, plans, designs, diagrams, sketches, specifications or other documents containing or relating to such information or materials and (g) all applications, registrations, licenses, authorizations, approvals and material correspondence relating to any Licensed Compound and/or any Licensed Product submitted to Regulatory Authorities.
1.18    “Licensed Compound” shall mean [***].
1.19    “Licensed Product” shall mean any pharmaceutical composition, dosage form or preparation that contains as an active ingredient, a Licensed Compound or any metabolite, prodrug, acid form, base form, ester, salt, stereoisomer, racemate, tautomer or polymorph of a Licensed Compound.
1.20    “Major European Country” shall mean any of [***].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.21    “Manufacture” shall mean all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, including but not limited to test method development and stability testing, formulation, process development, manufacturing for use in non-clinical or clinical studies, manufacturing scale-up, manufacturing quality assurance/quality control development, quality control testing (including in-process release and stability testing), packaging, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, and regulatory activities related to all of the foregoing.
1.22    “Marketing Authorization” shall mean all approvals from the relevant Regulatory Authority necessary to market and sell a Licensed Product in any country and including, where relevant, pricing approval.
1.23    “Merck” shall have the meaning set forth in the preamble to this Agreement.
1.24    “Merck Know-How” shall mean the Know-How owned or controlled by Merck and/or any of its Affiliates as of the Effective Date that was used by Merck or its Affiliates in the Development or Manufacture of any Licensed Compound and that is listed on Schedule 1.24 or is otherwise provided to Tigercat by Merck under this Agreement.
1.25    “NDA” shall mean a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the FDCA, or similar application or submission for Marketing Authorization filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.
1.26    “Party” or “Parties” shall have the meaning given to such terms in the preamble to this Agreement.
1.27    “Phase II Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b) or equivalent applicable regulatory requirements.
1.28    “Phase III Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c) or equivalent applicable regulatory requirements.
1.29    “Proprietary Information” shall mean, as applicable, Know-How, information relating to the Development, Manufacturing or Commercialization of a Licensed Product and all other scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, verbally or electronically, that is provided by one Party to the other Party in connection with this Agreement.
1.30    “Regulatory Authority” shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Licensed Product in the Territory.
1.31    “Territory” shall mean the entire world.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.32    “Tigercat” shall have the meaning set forth in the preamble of this Agreement.
1.33    “Tigercat Know-How” shall mean any and all Know-How developed by Tigercat and/or any of Tigercat’s Affiliates or sublicensees after the Effective Date.
1.34    “Tigercat Patent Rights” shall mean any and all patents and patent applications that after the Effective Date are owned or controlled by Tigercat and/or any of Tigercat’s Affiliates or sublicensees that: (A) have claims specifically covering (i) any Licensed Compound or the Manufacture and/or use thereof, or (ii) any Licensed Product or the Manufacture and/or use thereof; (B) are substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, certificates of invention, confirmations, re-examinations, extensions, supplementary protection certificates or the like, or the provisional applications, of any such patents and patent applications; or (C) are foreign equivalents of any of the above.
1.35    “Third Party” shall mean an entity other than Merck, Tigercat and their respective Affiliates.
1.36    “VPD” shall have the meaning set forth in the preamble of this Agreement.
1.37    “VPH” shall have the meaning set forth in the preamble of this Agreement.
1.38    Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement indicated below.

Definition	Section
AAA	13.02(a)
AEs	4.02(a)
Agents	9.01(b)
Agreement	Preamble
CFR	1.12
Development Funding	3.04
Development Plan	3.03(a)
Development Report	3.05
Effective Date	Preamble
Evaluation Period	3.07(b)
FDA	1.11
Force Majeure	14.08
Inventory	4.01(a)
Liability	11.01
LIBOR	7.04
Merck Indemnified Party	11.01
Option Notice	3.07(a)
Option Information Package	3.07(b)
Services Agreement	3.02
Sublicense Agreement	2.04

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Term	12.01
Term Sheet	3.07(c)
Tigercat Indemnified Party	11.02
Third Party Purchaser	3.07(c)

ARTICLE II - LICENSE
2.01    License Grant. Subject to the terms and conditions of this Agreement and Merck’s retained rights, Merck hereby grants the following to Tigercat:

(a)
Patent License. An exclusive (even as to Merck and its Affiliates, except as provided in this Section 2.01) license, with the right to grant sublicenses as provided herein, under the Compound Patent Rights to make, have made, use, sell, offer for sale, and import (and to otherwise Develop, Manufacture, have Manufactured, export and Commercialize) any Licensed Compound and/or any Licensed Product in the Field in the Territory.

(b)
Know-How License. An exclusive (even as to Merck and its Affiliates, except as provided in this Section 2.01) license, with the right to grant sublicenses as provided herein, to Merck Know-How to make, have made, use, sell, offer for sale, and import (and to otherwise Develop, Manufacture, have Manufactured, export and Commercialize) any Licensed Compound and/or any Licensed Product in the Field in the Territory.

For the avoidance of doubt, Merck and its Affiliates retain (i) non-exclusive rights under the Compound Patent Rights and to Merck Know-How (including, without limitation, any Licensed Compounds) for preclinical research purposes, including screening and counterscreening, and (ii) all rights for all purposes outside the Field.
2.02    No Non-Permitted Use. Tigercat hereby covenants that it shall not, and shall cause its Affiliates and sublicensees (including without limitation VPD) not to, use or practice, directly or indirectly, any Merck Know-How or Compound Patent Rights for any purpose outside the Field.
2.03    No Other Licenses. No Party grants to any other Party under this Agreement any rights or licenses in or to any intellectual property, whether by implication, estoppel, or otherwise, other than the license rights that are expressly granted under this Agreement.
2.04    Right to Sublicense and Sublicense Agreements. The licenses granted in Section 2.01 may be sublicensed in whole or in part by Tigercat, to one or more Affiliates and/or Third Parties, for any country in the Territory, within any fields within the Field, and with respect to one or more Licensed Compounds and/or Licensed Products; provided that any sublicense agreement shall be consistent with the terms and conditions of this Agreement, and in particular, but without limitation, shall include provisions for the benefit of Merck corresponding to Sections 2.02, 3.07, 7.03 and 11.01. Tigercat shall (i) use reasonable efforts to procure the performance by any sublicensee of the terms of each such sublicense agreement, and (ii) ensure that any sublicensee will comply with the applicable terms and conditions of this Agreement. Tigercat hereby guarantees the performance of its Affiliates and sublicensees, and the grant of

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

any sublicense will not relieve Tigercat of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Affiliate or sublicensee.
2.05    Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Upon the bankruptcy of any Party, the licensed Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, which, if not already in its possession, shall be promptly delivered to such other Party, unless the Party in bankruptcy elects to continue, and continues, to perform all of its obligations under this Agreement.
ARTICLE III - DEVELOPMENT AND COMMERCIALIZATION
3.01    Overview. As of the Effective Date, Tigercat shall be solely responsible for the Development Commercialization and Manufacturing, including all costs thereof, of any Licensed Compound and any Licensed Product in the Field in the Territory. Tigercat shall perform all Development activities in accordance with the IND for any Licensed Compound and all applicable laws, rules and regulations.
3.02    Services Agreement. As of the Effective Date, Tigercat and VPD shall have entered into a services agreement (the “Services Agreement”) pursuant to which VPD shall design and manage the Development of the Licensed Compounds and Licensed Products. All costs associated with the Services Agreement shall be borne by Tigercat.
3.03    Development Plans.

(a)
Initial Development Plan. No later than the Effective Date, Tigercat and Merck shall have agreed on the initial Development plan for the Licensed Compounds and Licensed Products in the Field in the Territory, which shall be incorporated as part of this Agreement as Schedule 3.03(a) (as amended in accordance with this Agreement, the “Development Plan”).

(b)
Annual Development Plan. No later than [***] days after the end of each Calendar Year, Tigercat shall submit to Merck an updated Development Plan for the then current Calendar Year. Such update shall take into account completion, commencement, changes in or cessation of Development activities in sufficient detail to reflect the continued diligence of Tigercat. Merck shall have the right to comment on such updated Development Plan, but Tigercat shall have sole decision-making rights with respect to such Development Plan.

(c)
Performance. Tigercat shall perform, and shall cause its Affiliates, sublicensees, and Third Party contractors to perform, the activities described in the Development Plan in compliance with all applicable Good Laboratory Practices, Good Clinical Practices

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

and/or Good Manufacturing Practices and in compliance with all other applicable laws, rules, and regulations.
3.04    Development Funding. Tigercat will use [***] it receives under the Equity Agreements (the “Development Funding”) to fund the Development of Licensed Compounds and Licensed Products in accordance with the Development Plan. For the avoidance of doubt, amounts paid by Tigercat to VPD under the Services Agreement to design and manage the Development of the Licensed Compounds and Licensed Products shall be deemed to have been used to fund the Development of Licensed Compounds and Products in accordance with the Development Plan.
3.05    Development Reports. Tigercat shall provide Merck with reasonably detailed reports describing the progress of the Development of all Licensed Compounds and Licensed Products (hereinafter “Development Reports”). Such Development Reports shall be furnished on a [***] basis, within [***] following the end of the respective [***]. Each Development Report shall include the following information for the Licensed Compounds and Licensed Products: a description of the Development work conducted during the applicable [***], in reasonable detail, including clinical studies, formulation work, manufacturing work, other testing work and regulatory activity; timelines for such work; and key decision gates and milestones for such work.
3.06    Advance Notice of NDA Filing. Tigercat shall give Merck at least [***] prior written notice of its intent to file the first NDA in the Territory for any Licensed Product.
3.07    [***].
ARTICLE IV - REGULATORY; MATERIALS AND INFORMATION TRANSFER
4.01    Materials and Regulatory Filings Transfer.

(a)
As soon as is reasonably practicable following the Effective Date, Merck shall transfer to Tigercat, in a mutually agreed manner, such amounts of the Licensed Compounds (the “Inventory”) in Merck’s inventory as are set forth on Schedule 1.24. The Inventory shall be used only in preclinical Development in the Field and shall not be used for clinical Development (except to the extent that the Inventory is certified to be compliant with Good Manufacturing Practices by or on behalf of Tigercat) or for commercial purposes.

(b)
As soon as is reasonably practicable after the Effective Date (or such other date as may be mutually agreed by the Parties), Merck shall assign and transfer to Tigercat the existing INDs covering the Licensed Compounds identified on Schedule 1.24 and take such other actions as may be necessary to effect such assignment and transfer. All further submissions to any Regulatory Authorities relating to such INDs (including any subsequent NDAs and Marketing Authorizations) shall be filed in the name of and owned by Tigercat or its Affiliates. Tigercat or its Affiliates shall hold all Marketing Authorizations for any Licensed Products in the Field throughout the Territory.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)
As soon as is reasonably practicable after the Effective Date (or such other date as may be mutually agreed by the Parties), Merck shall (i) transfer to Tigercat the Merck Know-How identified on Schedule 1.24 and (ii) reasonably cooperate with Tigercat to address and answer Tigercat’s questions in understanding and utilizing the Merck Know-How. It is the intent of the Parties that this period of project transition extend no longer than [***] after the Effective Date; provided, however, that if reasonable cooperation is required after such [***], Tigercat shall reimburse Merck for the reasonable costs and expenses of providing such cooperation.

(d)
Tigercat shall be solely responsible for all regulatory actions, communications and filings with, and submissions to, the FDA and other Regulatory Authorities in the Field in the Territory with respect to any Licensed Compound or Licensed Product. Merck will cooperate with Tigercat for a period of up to [***] after the Effective Date to facilitate a smooth transition of regulatory responsibilities under this Agreement. Further, Merck will provide reasonable assistance to Tigercat in responding to any requests, regulatory actions, communications or any other obligations requested by the FDA or any other Regulatory Authorities to the extent related to the Development of the Licensed Compounds prior to the Effective Date.

(e)
Tigercat shall be solely responsible for interfacing, corresponding and meeting with the FDA and other Regulatory Authorities in the Field throughout the Territory with respect to any Licensed Compound or Licensed Product. Tigercat shall provide Merck with quarterly reports which include copies of any material correspondence and any meeting minutes from any material meetings with FDA or other Regulatory Authorities in the USA, the Major European Countries and Japan relating to approval of any Licensed Product during the prior Calendar Quarter, and respond to all reasonable inquiries by Merck with respect thereto.

(f)
In the event that any Regulatory Authority (a) threatens or initiates any action to remove a Licensed Product from the market in any country in the Field in the Territory or (b) requires Tigercat, its Affiliates, or its sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of any Licensed Product in the Field, Tigercat shall notify Merck of such event within [***] after Tigercat becomes aware of the action, threat, or requirement (as applicable). Tigercat shall, to the extent reasonably practicable, notify Merck prior to initiating a recall or withdrawal of any Licensed Product in the Field in the USA, Japan, or a Major European Country. The decision as to whether to recall or withdraw a Licensed Product in the Field in the Territory shall be made by Tigercat in its sole discretion. Tigercat shall be responsible, at its sole expense, for conducting any such recalls or taking such other necessary remedial action.

4.02    Pharmacovigilance.

(a)
Following the transfer of any INDs related to any Licensed Products from Merck to Tigercat, Tigercat shall be solely responsible for the collection, review, assessment, tracking and filing of information related to adverse events (“AEs”) associated with each

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Licensed Product in the Field, in accordance with 21 CFR 312.32, 314.80 and comparable regulations, guidance, directives and the like governing AEs associated with each Licensed Product that are applicable outside of the USA.

(b)	Tigercat shall assume responsibility for maintaining a global safety database for any Licensed Products consistent with industry practices.
ARTICLE V - DILIGENCE
5.01    Diligent Efforts. Tigercat shall use Diligent Efforts to Develop [***]. For clarity, (i) all Development efforts relating to a Licensed Compound and/or a Licensed Product made by any Affiliate or sublicensee of the rights granted to Tigercat under this Agreement will be attributed to the Diligent Efforts of Tigercat under this Section 5.01, and (ii) in no event shall Tigercat be required to devote more than [***] to the Development of the Licensed Compound and/or Licensed Product.
ARTICLE VI - MANUFACTURING
6.01    Manufacturing Responsibility. As between the Parties, Tigercat will be responsible for the Manufacturing of any Licensed Compound and Licensed Product for use by Tigercat, its Affiliates, and its sublicensees and any Third Parties in the Field in the Territory.
ARTICLE VII - PAYMENTS
7.01    Upfront Licensing Fee. In partial consideration for the licenses granted to Tigercat under this Agreement, Tigercat shall pay to Merck a non-refundable, non-creditable, upfront payment of One Million US Dollars (US$1,000,000), which shall be due within [***] of the Effective Date.
7.02    Upfront Equity Payment. In further consideration for the licenses granted to Tigercat under this Agreement, Tigercat shall issue to Merck fully paid equity equivalent to [***] of the common stock of Tigercat as of the Effective Date (the “Equity”). The Equity shall be issued to Merck within [***] after the Effective Date. The Equity shares issued to Merck pursuant to this Section 7.02 shall convey the rights and be subject to the terms and conditions set forth in the Equity Agreements.
7.03    Milestone Payments. In further consideration for the licenses granted to Tigercat under this Agreement, Tigercat shall pay to Merck each of the following non-refundable milestone payments based on attainment of the Development and regulatory milestones indicated below:
[***].
Tigercat shall notify Merck in writing within [***] after the achievement of each such milestone event, and Tigercat shall pay Merck the indicated amount no later than [***] after such notification to Merck.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

For clarity, the Parties acknowledge the following:
[***].
7.04    Method of Payment; Late Payments. All payments to be made by Tigercat to Merck under this Agreement shall be paid by bank wire transfer in immediately available funds to such bank account as is designated in writing by Merck from time to time. Any amount owed by Tigercat to Merck under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the rate of [***].
ARTICLE VIII - PATENTS
8.01    Prosecution and Maintenance of Patents. Tigercat agrees to prosecute and maintain the Compound Patent Rights in the Field in the Territory at its sole cost and expense [***].
8.02    Option of Merck to Prosecute and Maintain Patents. Tigercat shall give notice to Merck of any desire to cease prosecution and/or maintenance of the Compound Patent Rights in the Field in the Territory and, in such case, shall permit Merck (or any Merck Affiliate), at Merck’s sole discretion, to continue such prosecution or maintenance at its own expense.
8.03    Enforcement. In the event that either Merck or Tigercat becomes aware of any alleged or threatened commercially material infringement in a country in the Territory of any issued patent within the Compound Patent Rights, it will notify the other Party in writing to that effect. Tigercat shall have [***] from the date of said notice to obtain a discontinuance of any such infringement within the Field or bring trial, suit or action against the Third Party infringer for such infringement within the Field. Tigercat shall bear all the expenses of any such trial, suit or action. Merck shall have the right, prior to commencement of the trial, suit or action brought by Tigercat, to join any such trial, suit or action. No settlement, consent judgment or other voluntary final disposition of such trial, suit or action may be entered into without the consent of Merck, such consent not to be unreasonably withheld, conditioned or delayed. In the event that Merck has not joined such trial, suit or action, Merck will reasonably cooperate with Tigercat in any such trial, suit or action, including by joining (and /or ensuring any relevant Merck Affiliate joins) such trial, suit or action if requested by Tigercat, at Tigercat’s sole cost and expense. Any recovery or damages derived from such trial, suit or action shall be retained by Tigercat. Tigercat shall incur no liability to Merck (or its Affiliates) as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Compound Patent Rights invalid or unenforceable.
8.04    Infringement and Third Party Licenses. In the event that Tigercat’s, its Affiliates’ or its sublicensees’ making, having made, importing, exporting, using, Manufacturing, having Manufactured, distributing, marketing, promoting, offering for sale or selling any Licensed Compound or Licensed Product infringes, will infringe or is alleged by a Third Party to infringe, a claim of a patent that specifically covers any Licensed Compound, Licensed Product or its Manufacture, the Party becoming aware of same shall promptly notify the other. Tigercat will be responsible for defending any such infringement claim. Merck and its Affiliates shall cooperate fully with Tigercat in its efforts to defend against such infringement claim and shall agree to be a

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

party in any suit, if requested. Further, Merck shall have a right, in Merck’s sole discretion, to join or otherwise participate in such legal action with legal counsel selected by Merck; provided, however that such participation shall not undermine Tigercat’s right to control such legal action and such participation will be at Merck’s sole cost and expense. Tigercat shall notify and keep Merck apprised in writing of such action and shall consider and take into account Merck’s reasonable interests and requests regarding such action. Any settlement of such infringement claim that would admit liability on the part of Merck or any of its Affiliates shall be subject to Merck’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.
8.05    Abandonment. Tigercat shall give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of any Compound Patent Rights licensed by Merck or its Affiliates for which Tigercat is responsible for the prosecution and maintenance under this Agreement.
ARTICLE IX - CONFIDENTIALITY AND PUBLICATION
9.01    Confidentiality.

(a)
Nondisclosure Obligation. Merck and Tigercat shall each use any Proprietary Information received by it hereunder from the other Party only in accordance with this Agreement and shall not disclose to any Third Party any such Proprietary Information without the prior written consent of the other Party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of [***]. These obligations shall not apply to Proprietary Information that:

(i)	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s written records;

(ii)	is at the time of disclosure, or thereafter becomes, published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

(iii)	is subsequently disclosed to the receiving Party by a Third Party who has the right to make such disclosure, as documented by the receiving Party’s written records;

(iv)
is independently developed by the receiving Party or its Affiliates without the aid, use or application of any of the disclosing Party’s Proprietary Information, and such independent development can be documented by the receiving Party’s written records;

(v)
is disclosed to any institutional review board of any entity conducting clinical trials with any Licensed Product or to any governmental agency or Regulatory Authority in order to obtain patents or to gain approval to conduct clinical trials or to market any Licensed Product, provided that such disclosure may be made only to the extent reasonably necessary to obtain such patents or authorizations; or

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(vi)
is required to be disclosed by law, regulation, rule, act or order of any Regulatory Authority or governmental agency to be disclosed, provided that notice is promptly delivered to the Party that provided such Proprietary Information in order to provide an opportunity to seek a protective order or other similar order with respect to such Proprietary Information, and thereafter the receiving Party discloses to the requesting entity only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

(b)
Disclosure to Agents. Notwithstanding the provisions of Section 9.01(a) and subject to the other terms of this Agreement, Tigercat shall have the right to disclose Proprietary Information to its sublicensees, agents, consultants, Affiliates or other Third Parties (collectively “Agents”) in accordance with this Section 9.01(b). Such disclosure shall be limited (i) only to those Agents directly involved in the Development, Manufacturing or Commercialization of any Licensed Compound or Licensed Product (or for such Agents to determine their interest in performing such activities) in accordance with this Agreement, or (ii) to the Proprietary Information which is relevant for any Agent to determine whether to sublicense any or all of the rights licensed to Tigercat under this Agreement. Any such Agents must agree in writing to be bound by confidentiality and non-use obligations essentially the same as those contained in this Agreement.

(c)
Disclosure to Strategic Partners. Notwithstanding the provisions of Section 9.01(a) and subject to the other terms of this Agreement, Tigercat shall have the right to disclose Proprietary Information to any investor or potential investor in Tigercat and/or VPH, shareholder or prospective shareholder of Tigercat and/or VPH, licensee or potential licensee of Tigercat, or acquirer or potential acquirer of Tigercat (collectively “Strategic Partners”) in accordance with this Section 9.01(c). Such disclosure shall be limited to Proprietary Information relevant to the diligence process of such Strategic Partners in connection with a financing (or proposed financing), equity investment (or proposed investment), license or collaboration deal (or proposed license or collaboration deal), merger, consolidation or similar transaction involving Tigercat or its Affiliates in accordance with this Agreement. Any such Strategic Partners must agree in writing to be bound by confidentiality and non-use obligations essentially the same as those contained in this Agreement.

9.02    Return of Confidential Information. Upon termination of this Agreement, the receiving Party will return all documents, and copies thereof, including those in the possession of the receiving Party’s Agents pursuant to Section 9.01(b), containing the disclosing Party’s Proprietary Information at any time upon the written request of the disclosing Party. However, the receiving Party may retain one (1) copy of such documents in a secure location solely for the purposes of (i) determining its obligations hereunder, (ii) complying with any applicable regulatory requirements, or (iii) defending against any product liability or intellectual property infringement claim.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.03    Breach of Confidentiality. The Parties agree that the disclosure of the disclosing Party’s Proprietary Information in violation of this Agreement may cause the disclosing Party irreparable harm and that any breach or threatened breach of this Agreement by the receiving Party entitles the disclosing Party to seek injunctive relief, in addition to any other legal or equitable remedies available to it, in any court of competent jurisdiction. For clarity, such disputes shall not be subject to Article XII.
9.04    No Publicity. A Party may not use the name of another Party in any publicity or advertising and may not issue a press release or otherwise publicize or disclose any information related to the existence of this Agreement or the terms or conditions hereof, except (i) on the advice of its counsel as required by law (e.g., any Securities and Exchange Commission filings and disclosures), provided that the Party who will be disclosing such information has consulted with the other Party to the extent feasible prior to such disclosure with respect to the substance of the disclosure; or (ii) as consented to in advance by the other Party in writing. Furthermore, Tigercat shall provide Merck with reasonable advance written notice of any press release or other public disclosure relating to any Licensed Compound or Licensed Product.
9.05    Terms of Agreement. No Party nor its Affiliates shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Parties, except as follows: A Party and its Affiliates may disclose the terms or conditions of this Agreement (but not any other Proprietary Information, which may be disclosed only as described elsewhere in this Article IX), (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary, provided that such advisors are subject to confidentiality with regard to such information under an agreement or ethical obligation; (b) to a Third Party in connection with (i) a financing (or proposed financing) or an equity investment (or proposed investment) in such Party or its Affiliates, including to its shareholders and prospective shareholders, (ii) a merger, consolidation or similar transaction by such Party or its Affiliates, (iii) the sale of all or substantially all of the assets of such Party or its Affiliates, (iv) a securitization, (v) to facilitate the sublicensing of any or all of the rights licensed to Tigercat under this Agreement, or (vi) to facilitate the assignment of any or all of Tigercat’s rights and obligations under this Agreement (in accordance with Section 14.01(a)), provided that such Third Party executes a non-use and non-disclosure agreement and observes the same obligations of confidentiality as such Party owes under this Agreement with respect to Proprietary Information of the other Party; (c) to the United States Securities and Exchange Commission or any other securities exchange or governmental entity, including as required to make an initial or subsequent public offering, or (d) as otherwise required by law or regulation, provided that in the case of (c) and (d) the disclosing Party shall (x) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (y) if requested by such other Party, seek, or cooperate with such Party’s efforts to obtain, confidential treatment or a protective order with respect to any such disclosure to the extent available, at such other Party’s expense, and (z) use good faith efforts to incorporate the comments of such other Party in any such disclosure or request for confidential treatment or protective order.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE X - REPRESENTATIONS AND WARRANTIES
10.01    Representations and Warranties of Each Party. Tigercat hereby represents, warrants and covenants to Merck, and Merck hereby represents, warrants and covenants to Tigercat as follows:

(a)	it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation;

(b)	the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

(c)	it has the power and authority to execute and deliver this Agreement, to grant any and all licenses hereunder and to perform its obligations hereunder;

(d)
the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, (i) any loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its corporate charter or other operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or Regulatory Authority entered against it or by which any of its property is bound;

(e)
except for the Marketing Authorizations required to market any Licensed Product in the Territory, the execution, delivery and performance of this Agreement by such Party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or Regulatory Authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such Party;

(f)
this Agreement has been duly authorized, executed and delivered and constitutes such Party’s legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the availability of particular remedies under general equity principles; and

(g)	it shall comply with all applicable material laws and regulations relating to its activities under this Agreement.
10.02    Tigercat’s Representations. Tigercat hereby represents, warrants and covenants to Merck as follows:

(a)
during the Term of this Agreement it will not use in any capacity, in connection with any services to be performed in connection with this Agreement, any individual who has been debarred pursuant to the FDCA; and

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)	it has the capacity and resources to Develop Licensed Product and to Manufacture Licensed Compound.
10.03    Merck’s Representations. Merck hereby represents and warrants to Tigercat that, to the best of its knowledge, as of the Effective Date, the patents and patent applications listed on Schedule 1.24 are the only patents and patent applications owned or controlled by Merck (and/or any of its Affiliates) that are necessary for the Development of any Licensed Compound as contemplated in the Development Plan.
10.04    No Inconsistent Agreements. No Party has in effect, and after the Effective Date no Party shall enter into, any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.
10.05    Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting of this Agreement. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party that drafted such terms and provisions.
10.06    Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE X, THE LICENSED COMPOUNDS, LICENSED PRODUCTS, COMPOUND PATENT RIGHTS AND MERCK KNOW-HOW ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.
10.07    No Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY HERETO MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. IN PARTICULAR, BUT WITHOUT LIMITATION, MERCK MAKES NO REPRESENTATION AND EXTENDS NO WARRANTY CONCERNING WHETHER ANY LICENSED COMPOUND OR LICENSED PRODUCT IS FIT FOR ANY PARTICULAR PURPOSE OR SAFE FOR HUMAN CONSUMPTION.
ARTICLE XI - INDEMNIFICATION AND LIMITATION ON LIABILITY
11.01    Indemnification by Tigercat. Tigercat shall indemnify, defend and hold harmless Merck and its Affiliates, and each of its and their respective employees, officers, directors and agents (each of the foregoing, an “Merck Indemnified Party”) from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys’ fees) (collectively, a “Liability”) that a Merck Indemnified Party may incur, suffer or be required to pay as a result of any Third Party claim, suit or action resulting from or arising in connection with [***]. Notwithstanding the foregoing, Tigercat shall have no obligation under this Agreement to indemnify, defend or hold harmless any Merck Indemnified Party with respect to any Liabilities

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

that result from the gross negligence or willful misconduct of any Merck Indemnified Party or that result from Merck’s breach of its obligations under this Agreement.
11.02    Indemnification by Merck. Merck shall indemnify, defend and hold harmless Tigercat, VPD, VPH and their Affiliates, and each of their respective employees, officers, directors and agents (each of the foregoing, a “Tigercat Indemnified Party”) from and against any Liability that a Tigercat Indemnified Party may incur, suffer or be required to pay as a result of any Third Party claim suit or action resulting from or arising in connection with [***]. Notwithstanding the foregoing, Merck shall have no obligation under this Agreement to indemnify, defend or hold harmless any Tigercat Indemnified Party with respect to any Liabilities that result from the gross negligence or willful misconduct of any Tigercat Indemnified Party or that result from Tigercat’s breach of its obligations under this Agreement.
11.03    Conditions to Indemnification. The obligations of the indemnifying Party under Sections 11.01 and 11.02 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability. The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense. Notwithstanding the foregoing, the Parties acknowledge and agree that failure of the indemnified Party to promptly notify the indemnifying Party of a potential Liability shall not constitute a waiver of, or result in the loss of, such Party’s right to indemnification under Section 11.01 or 11.02, as appropriate, except to the extent that the indemnifying Party’s rights, and/or its ability to defend against such Liability, are materially prejudiced by such failure to notify.
11.04    Settlements. No Party may settle a claim or action related to a Liability without the consent of another Party, such consent not to be unreasonably withheld, if such settlement would impose any monetary obligation on such other Party or require such other Party to submit to an injunction or otherwise limit such other Party’s rights under this Agreement. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.
11.05    Limitation of Liability. EXCEPT WITH RESPECT TO LIABILITY ARISING FROM BREACH OF ARTICLE IX, FROM ANY WILLFUL OR INTENTIONALLY WRONGFUL ACT BY EITHER PARTY OR TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE 11, NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES AND SUBLICENSEES SHALL BE LIABLE FOR ANY LOST PROFITS, LOSS OF BUSINESS, LOSS OF CONTRACTS, DIMINISHED GOODWILL, DIMINISHED REPUTATION, OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE.
11.06    Insurance. At such time as Tigercat or any of its sublicensees begins to Commercialize a Licensed Product, Tigercat shall, at its own expense, procure and maintain policies of comprehensive general liability insurance (including without limitation product liability

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

insurance) in the amount of [***]. Any such policies shall name Merck as an additional insured, and insurers will waive all rights of subrogation against Merck. Upon Merck’s request, Tigercat will promptly provide for itself and its sublicensees copies of certificates of insurance evidencing such coverages. Tigercat shall notify Merck not less than [***] in advance of any material change or cancellation of any policy. Tigercat shall continue to maintain such insurance in effect after the expiration or termination of this Agreement during any period in which Tigercat or its sublicensee continues to Manufacture or Commercialize any Licensed Product. If any insurance is on a claims made basis, Tigercat will maintain such insurance for a period of not less than [***] after it has ceased all Commercialization of any Licensed Product. In the event that it would be commercially reasonable for Tigercat to self-insure for liabilities of [***] (as a result of Tigercat’s acquisition or otherwise), then, notwithstanding the foregoing insurance obligations imposed by this Section 11.06, Tigercat may self-insure for any such liabilities.
ARTICLE XII - TERM AND TERMINATION
12.01    Term and Expiration. This Agreement shall be effective as of the Effective Date and, unless terminated earlier by mutual written agreement of the Parties or pursuant to Section 12.02 or 12.03, this Agreement shall continue in effect until all of the milestones set forth in Section 7.03 have been achieved (the “Term”). Upon expiration of this Agreement, Tigercat’s licenses pursuant to Section 2.01 shall become fully paid-up, perpetual licenses.
12.02    Termination by Tigercat.

(a)
Tigercat’s Right to Terminate. Tigercat shall have the unilateral right to terminate this Agreement in its entirety without cause by giving thirty (30) days’ advance written notice to Merck. In the event of such termination, the rights and obligations hereunder shall terminate; provided, however, that any payment obligations due and owing as of the termination date shall continue.

(b)
Effect of Termination. Notwithstanding anything contained herein to the contrary, following any termination of this Agreement in its entirety under Section 12.02(a), all rights and licenses granted to Tigercat hereunder shall revert back to Merck pursuant to Section 12.05.

12.03    Termination for Cause.

(a)	Termination for Cause. This Agreement may be terminated, in its entirety, by written notice by either Party at any time during the Term of this Agreement:

(i)
upon or after the breach of any material provision of this Agreement, if the breaching Party has not cured such breach within [***] following receipt of written notice from the non-breaching Party requesting cure of the breach or, if such breach is not susceptible of cure within such [***] period, the breaching Party has not taken appropriate steps to commence such cure during such [***] period and continued to diligently pursue such cure in a manner reasonably ensuring such cure within a reasonable period of time thereafter (not to exceed [***]). Any right to terminate

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

under this Section 12.03(a) shall be stayed and the cure period tolled in the event that, during any cure period, the Party alleged to have been in material breach shall have initiated dispute resolution in accordance with Article XIV with respect to the alleged breach, which stay and tolling shall last so long as the allegedly breaching Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings; or upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against the other Party, or

(ii)
upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party’s business, or if a substantial portion of such Party’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the proceeding is not dismissed within [***] after the filing thereof.

(b)	Effect of Termination for Cause on License.

(i)
Termination by Tigercat for Cause. In the event this Agreement is properly terminated by Tigercat under Section 12.03(a), Tigercat’s licenses pursuant to Section 2.01 shall become perpetual licenses, provided that Tigercat continues to make the payments to be made to Merck by Tigercat pursuant to Article VII.

(ii)
Termination by Merck for Cause. In the event this Agreement is properly terminated by Merck under Section 12.03, the rights and licenses granted to Tigercat under Section 2.01 of this Agreement shall terminate and all rights to the Licensed Compound and the Licensed Products shall revert to Merck. In the event of termination under Section 12.03 as a result of a breach of Section 2.02, the Parties shall have the rights and obligations set forth in Section 12.05. In all other events of termination by Merck under Section 12.03, Tigercat shall, within [***] after the effective date of such termination, return or cause to be returned to Merck all Proprietary Information and Merck Know-How provided by Merck, as well as all Licensed Compounds and Licensed Products.

12.04    Effect of Termination Generally. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 2.03, 9.01, 9.02, 9.03, 10.05, 10.06, 10.07, 12.01, 12.02(b), 12.03(b), 12.04, and 12.05, and Articles XI, XIII, and XIV shall survive the expiration or termination of this Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against another accrued or accruing under this Agreement prior to termination, including the obligation to pay milestone payments for any milestones achieved prior to such termination.
12.05    Licensed Product Reversion. Upon termination of this Agreement in its entirety by Merck as a result of a breach of Section 2.02 or by Tigercat pursuant to Section 12.02, at Merck’s option and upon Merck’s written request, the following provisions shall apply:

(a)	Effective upon such termination, without further action by any Party, Merck shall have a worldwide, sublicensable, transferable, perpetual license from Tigercat, which shall be

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

exclusive in the Field, under any Tigercat Know-How and Tigercat Patent Rights existing at the time of termination that are necessary for and were actually used by Tigercat for the Development, Manufacture, or Commercialization of any Licensed Compound and/or Licensed Product. To the extent that the Development, Manufacture, or Commercialization of any Licensed Compound and/or Licensed Product by Merck or its sublicensee or assignee actually utilizes Tigercat Know-How or would, but for such license, infringe Tigercat Patent Rights, such license shall be royalty-bearing at the rate of [***] of the applicable Licensed Compound or Licensed Product. Merck’s license under this Section 12.05(a) shall be limited solely to the right to Develop, Manufacture and Commercialize any such Licensed Compound and/or Licensed Product in the Field in the Territory.

(b)
Tigercat shall reasonably cooperate with Merck in order to enable Merck to assume responsibility for the Development, Manufacture and Commercialization of all Licensed Compounds and Licensed Products then being Developed, Manufactured or Commercialized by Tigercat. Such cooperation and assistance shall be provided in a timely manner, not to exceed six (6) months, and shall include the following, without limitation:

(i)
Tigercat shall transfer to Merck (or its nominee) all INDs, NDAs and Marketing Authorizations, and all supporting documentation for such filings and applications, made or obtained by Tigercat or its Affiliates or any of its sublicensees to the extent relating to any Licensed Compound and/or Licensed Product then being Commercialized or in Development.

(ii)
Tigercat shall assign to Merck all of its rights in any trademarks claiming any proprietary name approved by a Regulatory Authority for any Licensed Product or utilized by Tigercat for any Licensed Product (i.e., a Licensed Product’s “brand name”) and shall transfer to Merck all of its rights in any domain names containing such trademarks, in each case to the extent that such trademarks have actually been or are planned to be utilized by Tigercat in connection with the Commercialization of Licensed Product in the Field, but excluding any trademarks which apply to products other than just Licensed Products. Any assignment or transfer to Merck pursuant to this Section 12.05(b)(ii) shall be at no cost to Merck.

(iii)
Tigercat shall transfer to Merck (or its nominee), to the extent not previously provided, a copy of all Tigercat Know-How in its possession or under its control relating to any Licensed Compound and/or Licensed Product then being Commercialized or in clinical Development by Tigercat and reasonably necessary or useful for its continued Development, Manufacture and/or Commercialization, including without limitation all information contained in Tigercat’s regulatory and/or safety databases, all in the format then currently maintained by Tigercat.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iv)
Upon the request of Merck, Tigercat shall transfer to Merck, at a price to be agreed upon in good faith by the Parties, that shall not be more than [***] of Tigercat’s fully allocated Manufacturing cost for the Licensed Compound and/or Licensed Product, all quantities of Licensed Compound and Licensed Product in the possession of Tigercat or its Affiliates (including, without limitation, clinical trial supplies and Licensed Product intended for Commercialization).

The Parties shall use Diligent Efforts to complete the transition of the Development, Manufacture and Commercialization of all Licensed Compounds and Licensed Products from Tigercat to Merck pursuant to this Section 12.05 as soon as is reasonably possible.
ARTICLE XIII - DISPUTE RESOLUTION
13.01    Informal Discussions. Except as otherwise provided herein, in the event of any controversy or claim arising out of or relating to this Agreement, or the rights or obligations of the Parties hereunder, or the relationship between the Parties with respect to Licensed Compound or Licensed Product, the Parties shall first try to settle their differences amicably between themselves. Any Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Parties, and within thirty (30) days after such notice appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve such disputed matter within thirty (30) days, any Party may refer the matter by written notice to the others to the Worldwide Head of Licensing, Merck Research Laboratories, or his designee, and the Chief Executive Officer of Tigercat, or his designee, for discussion and resolution. If such individuals or their designees are unable to resolve such dispute within thirty (30) days of such written notice or if the recipient Party does not respond within thirty (30) days of such written notice, any Party may initiate arbitration proceedings in accordance with the provisions of this Article XIII.
13.02    Arbitration. All disputes arising out of or relating to this Agreement, or the rights or obligations of the Parties hereunder, or relating in any way to the relationship between the Parties with respect to any Licensed Compound or Licensed Product, shall be finally and exclusively settled by arbitration by a panel of three (3) arbitrators, provided such dispute is not an “Excluded Claim”. As used in this Section, the phrase “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

(a)
The arbitration proceeding shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) with such proceedings to be held in New York, New York. In all cases, the arbitration proceedings shall be conducted in English, and all documents that are submitted in the proceeding shall be in English. Judgment upon the award rendered by arbitration may be issued and enforced by any court having competent jurisdiction.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)
If a Party intends to begin an arbitration to resolve a dispute, such Party shall provide written notice to the other Parties, informing the other Parties of such intention and any statement of claim required under the applicable arbitration rules (as determined in accordance with Section 13.02(a)). Within twenty (20) business days after its receipt of such notice, the other Parties shall, by written notice to the Party initiating arbitration, add any additional issues to be resolved that would be considered mandatory counterclaims under New York law. For clarity, the resolution of any disputes regarding such counterclaims shall be conducted in the same proceedings as the initial claims.

(c)
Within forty-five (45) days following the receipt of the notice of arbitration, the Party referring the matter to arbitration shall appoint an arbitrator and promptly notify the other Parties of such appointment. If (i) the initiating Party is Tigercat, then Merck shall, upon receiving such notice, appoint a second arbitrator within twenty-one (21) days, or (ii) alternatively, the initiating Party is Merck, then Tigercat shall, upon receiving such notice, appoint a second arbitrator within twenty-one (21) days, and (iii) in either case, the two (2) arbitrators shall, within fifteen (15) days of the appointment of the second arbitrator, agree on the appointment of a third arbitrator who will act with them and be the chairperson of the arbitration panel. In the event that either Party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, the arbitrator shall be appointed by the AAA. In the event of the failure of the two (2) arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding to appoint the chairperson, the chairperson shall also be appointed by the AAA.

(i)
All of the arbitrators shall have significant legal or business experience in pharmaceutical licensing matters. The arbitrators shall not be employees, directors or shareholders of any Party or any of their Affiliates.

(ii)	Each Party shall have the right to be represented by counsel throughout the arbitration proceedings.

(iii)	To the extent possible, the arbitration hearings and award will be maintained in confidence.

(iv)
In any arbitration pursuant to this Agreement, the award or decision shall be rendered by a majority of the members of the panel provided for herein, with each member having one (1) vote. The arbitrators shall render a written decision regarding their resolution of the dispute that shall set forth in reasonable detail the facts of the dispute and the reasons for their decision. The decision of the arbitrators shall be final and non-appealable and binding on the Parties.

13.03    Injunctive Relief. By agreeing to arbitration, the Parties do not intend to deprive any competent court of such court’s jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings and the enforcement of any award or judgment. Without prejudice to such provisional remedies in aid of arbitration as may be

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

available under the jurisdiction of a national court, the court of arbitration shall have full authority to grant provisional remedies and to award damages for failure of any Party to respect the court of arbitration’s order to that effect.
13.04    Expenses of Arbitration and Expert Determination. Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and Merck, on the one hand, and Tigercat, on the other hand, shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges and travel expenses). Absent the filing of an application to correct or vacate the arbitration award as permitted by applicable law, each Party shall fully perform and satisfy the arbitration award within [***] of the service of the award.
ARTICLE XIV - MISCELLANEOUS
14.01    Assignment. Neither party shall assign this Agreement without the prior written consent of the other Party; provided, however, either Party may assign this Agreement without the prior written consent of the other Party in connection with the sale of such Party (including, without limitation, through the sale of all or substantially all of such Party’s assets, through the sale of a controlling interest in the outstanding shares of such Party, or through any merger, reorganization, consolidation or combination of such Party). This Agreement shall be binding upon, and inure to the benefit of, each Party, its Affiliates, and its permitted successors and assigns. Each Party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.
14.02    Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law principles. Subject to the terms of this Agreement, all disputes under this Agreement shall be governed by binding arbitration pursuant to the mechanism set forth in Article XIII herein.
14.03    Waiver. The waiver by any Party hereto of any right hereunder, or of any failure of another Party to perform, or of any breach by another Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party, whether of a similar nature or otherwise.
14.04    Independent Relationship. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. No Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
14.05    Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the USA that may be imposed upon or related to Merck or Tigercat from time to time by the United States government. Furthermore, Tigercat

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

agrees that it will not export, directly or indirectly, any technical information acquired from Merck under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.
14.06    Entire Agreement; Amendment. This Agreement, including the Exhibits and Schedules hereto, the Services Agreement and the Equity Agreements set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understandings between the Parties with regard to the subject matter of this Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
14.07    Notices. Any notice required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by express delivery service or certified or registered mail) to the Parties at the addresses and facsimile numbers indicated below.

if to Tigercat, to:	Tigercat Pharma, Inc, 400 Oyster Point Boulevard Suite 202 South San Francisco, CA 94080 Attention: CEO Facsimile No.: 650-745-8179
if to Merck, to:	Merck Sharp & Dohme Corp. One Merck Drive P.O. Box 100, WS2A-30 Whitehouse Station, NJ 08889-0100 Attention: Chief Licensing Officer Facsimile No.: (908) 735-1214
With a copy to:	Merck Sharp & Dohme Corp. One Merck Drive P.O. Box 100, WS3AB-05 Whitehouse Station, NJ 08889-0100 Attention: Office of the Secretary Facsimile No.: (908) 735-1224

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

and for patent-related notices, a copy to:	Merck Sharp & Dohme Corp. 126 E. Lincoln Avenue P.O. Box 2000, RY60-30 Rahway, NJ 07065- 0907 Attention: Vice President of Intellectual Property Facsimile No.: (732) 594-2250

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date [***] after the same was posted or sent. A Party may change its address or its facsimile number by giving the other Parties written notice, delivered in accordance with this Section 14.07.
14.08    Force Majeure. Failure of any Party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such Party to any liability or place it in breach of any term or condition of this Agreement if such failure is due to any cause beyond the reasonable control of such non-performing Party (“Force Majeure”), unless conclusive evidence to the contrary is provided. Causes of non-performance constituting Force Majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. The Party affected shall promptly notify the other Parties of the condition constituting Force Majeure and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed; provided that nothing herein shall obligate a Party to settle on terms unsatisfactory to such Party any strike, lockout or other labor difficulty, any investigation or other proceeding by any public authority or any litigation by any Third Party. If a condition constituting Force Majeure as defined herein exists for more than ninety (90) consecutive days, the Parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable. If the Parties cannot in good faith reach a satisfactory resolution to the problem within sixty (60) days of meeting, the matter shall be handled pursuant to the dispute resolution provisions of Article XIII herein.
14.09    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
14.10    Counterparts. This Agreement may be signed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signatures.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

14.11    Captions. The captions of this Agreement are solely for the convenience of reference and shall not affect its interpretation.
14.12    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties.

MERCK SHARP & DOHME CORP.		TIGERCAT PHARMA, INC.

By:	/s/ Roger Pomerantz, M.D., F.A.C.P.	By:	/s/ James W. Larrick, M.D., Ph.D.
Name:	Roger Pomerantz, M.D., F.A.C.P.	Name:	James W. Larrick, M.D., Ph.D.
Title:	World Wide Head of Licensing & Acquisitions and Knowledge Management Global Franchise Head for Infectious Diseases and Senior Vice President	Title:	President

For Purposes of Sections 9.01 and 11.12 only,

VELOCITY PHARMACEUTICAL HOLDINGS, LLC

		By:	/s/ David Collier
		Title:	Manager